Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Macquarie Infrastructure Company LLC:

We consent to the incorporation by reference in the registration statement (No. 333-144016) on Form S-8 and the registration statement (No. 333-138010) on Form S-3 of Macquarie Infrastructure Company LLC of our reports dated February 22, 2012 with respect to the consolidated balance sheets of Macquarie Infrastructure Company LLC as of December 31, 2011 and 2010, and the related consolidated statements of operations, consolidated statements comprehensive income (loss), consolidated statements of members’ equity, and consolidated statements of cash flows for the years ended December 31, 2011, 2010, and 2009 and the related financial statement schedule, and the effectiveness of internal controls over financial reporting as of December 31, 2011 which reports appear in the December 31, 2011 annual report on Form 10-K of Macquarie Infrastructure Company LLC. Our report refers to the adoption of ASU No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income, and ASU No. 2011-08, Intangibles-Goodwill and Other (Topic 350): Testing Goodwill for Impairment, in 2011.

/s/ KPMG LLP

Dallas, Texas
February 22, 2012